Exhibit 99.1

JEFFERSON-PILOT CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS
(In Millions)
	(Unaudited)	(Audited)
	March 31,	December 31,
	2006	2005
ASSETS
Investments:
Debt securities available-for-sale, at fair value (amortized cost $19,998 and $19,828)	$19,897	$20,206
Debt securities held-to-maturity, at amortized cost (fair value $1,879 and $2,065)	1,828	1,974
Equity securities available-for-sale, at fair value (cost $193 and $192)	624	620
Mortgage loans on real estate	3,920	3,982
Policy loans	837	833
Real estate	122	124
Other investments	291	252
Total investments	27,519	27,991
Cash and cash equivalents	39	150
Accrued investment income	355	345
Due from reinsurers	1,296	1,318
Deferred policy acquisition costs and value of business acquired	2,987	2,822
Goodwill	312	312
Other assets	671	673
Assets held in separate accounts	2,574	2,467
	35,753	36,078
LIABILITIES AND STOCKHOLDERS’ EQUITY
Policy liabilities:
Future policy benefits	$3,156	$3,148
Policyholder contract deposits	22,138	22,156
Policy and contract claims	224	223
Funding agreements	300	300
Other	1,302	1,265
Total policy liabilities	27,120	27,092
Commercial paper and revolving credit borrowings	-	260
Securities sold under repurchase agreements	432	452
Notes payable	600	600
Junior subordinated debentures	309	309
Income tax liabilities	457	538
Accounts payable, accruals and other liabilities	394	443
Liabilities related to separate accounts	2,574	2,467
Total liabilities	31,886	32,161
Commitments and contingent liabilities
Stockholders’ equity:
Common stock and paid in capital	232	186
Retained earnings	3,431	3,293
Accumulated other comprehensive income	204	438
Total stockholders’ equity	3,867	3,917
	35,753	36,078

See Notes to Consolidated Unaudited Condensed Financial Statements.

JEFFERSON-PILOT CORPORATION AND SUBSIDIARIES

CONSOLIDATED UNAUDITED CONDENSED STATEMENTS OF INCOME

(In Millions)

	Three Months Ended
	March 31,
	2006	2005
Revenue
Premiums and other considerations	$364	$331
Universal life and investment product charges	197	200
Net investment income	438	408
Realized investment gains (losses)	(7)	5
Communications sales	61	61
Broker-dealer concessions and other	36	32
Total revenue	1,089	1,037

Benefits and Expenses
Insurance and annuity benefits	613	537
Insurance commissions, net of deferrals	70	65
General and administrative expenses, net of deferrals	54	39
Insurance taxes, licenses and fees	23	23
Amortization of policy acquisition costs and value of
business acquired	79	78
Interest expense	16	14
Communications operations	39	38
Total benefits and expenses	894	794

Income before income taxes	195	243
Income taxes	57	82
Net income	$138	$161

See Notes to Consolidated Unaudited Condensed Financial Statements.

JEFFERSON-PILOT CORPORATION AND SUBSIDIARIES

CONSOLIDATED UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(In Millions)

	Three Months Ended
	March 31,
	2006	2005

Cash Flows from Operating Activities	$198	$124

Cash Flows from Investing Activities
Securities and loans purchased, net	16	(378)
Other investing activities	(27)	(8)
Net cash used in investing activities	(11)	(386)

Cash Flows from Financing Activities
Policyholder contract deposits	689	693
Policyholder contract withdrawals	(687)	(489)
Net borrowings (repayments)	(280)	36
Net issuance (repurchase) of common shares	31	(40)
Cash dividends paid	(56)	(52)
Other financing activities	5	1
Net cash provided by (used in) financing activities	(298)	149

Decrease in cash and cash equivalents	(111)	(113)
Cash and cash equivalents at beginning of period	150	87
Cash and cash equivalents at end of period	$39	$(26)

Supplemental Cash Flow Information
Income taxes paid	$-	$18
Interest paid	$28	$25

See Notes to Consolidated Unaudited Condensed Financial Statements.

JEFFERSON-PILOT CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED UNAUDITED CONDENSED
FINANCIAL STATEMENTS
(Dollar Amounts In Millions, Except Per Share Amounts)
March 31, 2006

Note 1. Basis of Presentation

The accompanying consolidated unaudited condensed financial statements of Jefferson-Pilot Corporation (with its subsidiaries, referred to as the Company) have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. Therefore, the information contained in the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, should be referred to in connection with the reading of these interim consolidated unaudited condensed financial statements.

In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the three-month period ended March 31, 2006, are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

Share Information

On April 3, 2006, all of Jefferson-Pilot Corporation’s shares converted into shares of Lincoln National Corporation (LNC) or cash in accordance with the terms of the merger agreement (see Note 9). Accordingly, share information is not presented herein.

First Quarter 2005 Earnings

In the first quarter of 2005, the Company’s net income was impacted by management actions and claims experience, which when taken together increased pretax earnings and net income by $49 and $32 and affects the comparability of earnings results. Management reduced the rates for non-guaranteed cost of insurance bonuses (partial refunds) on certain older UL-type life insurance products. These bonuses are paid to certain policyholders at specified policy anniversaries for continuing coverage. Consequently, we recognized an accrual release, which increased cost of insurance charge revenue by $13 pretax, and a related unlocking of expected gross profits, which reduced amortization of value of business acquired by $16 pretax. Additionally, the Company experienced strong earnings emergence from favorable claims and reserve development in its group insurance business, primarily in the Canada Life block, reducing insurance and annuity benefits by $25 pretax, partially offset by $5 pretax of additional amortization of deferred policy acquisition costs.

Note 2. Significant Accounting Policies

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for stock incentive awards in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25), and accordingly, recognized no compensation expense for stock option awards to employees or directors when the option price was not less than the market value of the stock at the date of award. The Company recognized expense utilizing the fair value method in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation” (SFAS 123), for stock options granted to non-employees, specifically agents. Accordingly, no compensation was recognized for our employee and director stock options prior to January 1, 2006. In the first quarter of 2006 and 2005, the Company recorded stock-based compensation expense for agents’ options in the amount of $1, all of which was capitalized as deferred acquisition costs (DAC).

On January 1, 2006, the Company adopted SFAS No. 123 (Revised 2004), “Share Based Payment” (SFAS 123-R) under the modified prospective method. Accordingly, prior period amounts have not been restated. Under this method, the fair value of all employee and director stock options vesting on or after the adoption date is generally included in the determination of net income as the options vest. The fair value of stock options granted has been estimated using an appropriate fair value option-pricing model considering assumptions for dividend yield, expected volatility, risk-free interest rate and expected life of the option. The fair value of the option grants is amortized on a straight-line basis over the implicit service period of the employee, considering retirement eligibility for options granted after January 1, 2006.  For options granted after January 1, 2006, the expense is recognized evenly up through the retirement eligibility date or immediately upon grant for participants already eligible for retirement. Total stock-based compensation expense recognized in the first quarter of 2006 for agents, employees and directors, related to the Company’s Long Term Stock Incentive Plans and Non-Employee Directors’ Stock Option Plans (together, “stock incentive plans,” discussed below) was $10, of which $2 was capitalized as DAC. The compensation cost is included in the general and administrative expenses, net of deferrals, line item on the Company's consolidated statements of income.  The total income tax benefit recognized in the income statement for share-based compensation arrangements was $3.

The following table details the effect on net income as if the Company had adopted the fair value expensing provisions of SFAS 123 for its employee and director stock option awards. The reported and pro forma net income for the first quarter of 2006 are the same, as stock-based compensation expense is calculated under the provisions of SFAS 123-R. The amounts for the first quarter of 2006 have been presented for comparative purposes to the first quarter of 2005. Prior to January 1, 2006, for purposes of the pro forma disclosures, the Company amortized the fair value of its grants over the explicit vesting period for participants, with acceleration at retirement.  For grants made starting in 2006, the Company amortizes the fair value of its grants over the shorter of the explicit vesting period or the period from grant date up to the retirement eligibility date.

	Three Months Ended March 31,
	2006	2005
Net income, as reported	$138	$161
Add: Total stock-based employee compensation included in reported net income, net of related tax and DAC effects	5	-
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax and DAC effects	5	1
Pro forma net income	$138	$160

In the first quarter of 2006, the adoption of SFAS 123-R resulted in incremental stock-based compensation expense (representing the cost of stock options issued to employees and directors) of $9, including $7 due to consideration of retirement eligibility when determining the vesting period for 2006 grants. Of this amount, $1 was capitalized as DAC. The incremental stock-based compensation expense due to the adoption of SFAS 123-R caused income before income taxes to decrease by $8 and net income to decrease by $5. In addition, in connection with the adoption of SFAS 123-R, net cash provided by operating activities decreased and net cash provided by financing activities increased in the first quarter of 2006 by $5 related to excess tax benefits from stock-based payment arrangements. The amount of cash received from the exercise of stock options was approximately $31 in the first quarter of 2006.

Long Term Stock Incentive Plan

Under the Long Term Stock Incentive Plan, a Committee of independent directors may award nonqualified or incentive stock options and stock appreciation rights, and make grants of the Company’s stock, to employees of the Company and to life insurance agents. Stock grants may be either restricted stock or unrestricted stock distributed upon the achievement of performance goals established by the Committee.

A total of 9,474,929 shares are available for issuance pursuant to outstanding or future awards as of March 31, 2006. The option price is never less than the market value of the Company’s common stock on the award date. Options are exercisable for periods determined by the Committee, not to exceed ten years from the award date, and vest immediately or over periods as determined by the Committee. Restricted and unrestricted stock grants are limited to 10% of the total shares reserved for the Plan.

Non-Employee Directors’ Plan

Under the Non-Employee Directors’ Stock Option Plans, 806,373 shares of the Company’s common stock are reserved for issuance pursuant to outstanding or future awards as of March 31, 2006. Nonqualified stock options are automatically awarded, at market prices on specified award dates. The options vest over a period of one to three years, and terminate ten years from the date of award, but are subject to earlier vesting or termination under certain circumstances.

Vesting of Stock Options

Grants of stock options in February 2006 will continue to vest on a straight-line basis, over the implicit service period of the employees, considering retirement eligibility. All employee and director stock options outstanding as of December 31, 2005, vested upon closing of the merger with LNC on April 3, 2006. All outstanding options were converted to options on LNC stock in accordance with the terms of the merger agreement.

Summary Stock Option Activity

Changes in the Company’s stock options for the first quarter of 2006 were as follows:

	Options	Weighted- Average Exercise Price Per Share

Outstanding beginning of year	9,423,976	$43.78
Granted	1,304,750	58.46
Exercised	(757,091)	40.81
Forfeited and expired	(39,913)	44.63
Outstanding end of quarter	9,931,722	$45.93

Exercisable at end of quarter	7,663,137	$43.28

The weighted-average fair value of options granted during the quarter ended March 31, 2006, and March 31, 2005, was $12.19 and $9.40, respectively. The total intrinsic value for stock options outstanding and exercisable was $97 as of March 31, 2006. The total intrinsic value of stock options exercised during the first quarter of 2006 and 2005 was $14 and $2, respectively. The total fair value of shares vesting during the first quarter 2006 and 2005 was $9 and $8, respectively.

Changes in the Company’s nonvested shares for the first quarter of 2006 were as follows:

Nonvested Shares	Options	Weighted- Average Grant- Date Fair Value

Nonvested beginning of year	1,954,039	$49.61
Granted	1,304,750	58.46
Vested	(964,712)	49.14
Forfeited	(25,492)	48.86
Nonvested end of quarter	2,268,585	$54.91

As of March 31, 2006, there was $16 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the stock incentive plans. Of this amount, $9 vested upon consummation of the merger on April 3, 2006, and $7 will continue to vest over a three-year period subsequent to the merger, subject to retirement eligibility.

The following table summarizes certain stock option information at March 31, 2006:

	Options Outstanding			Options Exercisable
		Weighted- Average Remaining	Weighted-		Weighted- Average Remaining	Weighted-
Range of Exercise Prices	Number of Shares	Contractual Life	Average Exercise Price	Number of Shares	Contractual Life	Average Exercise Price
$25.56 - $35.96	1,576,452	2.1	$32.25	1,576,452	2.1	$32.25
$36.00 - $46.17	2,033,564	4.2	40.22	2,033,564	4.2	40.22
$46.55 - $58.46	6,321,706	6.9	51.18	4,053,121	5.9	49.10
	9,931,722		$45.93	7,663,137		$43.28

These tables include 525,531 outstanding and 338,484 exercisable stock options held by life insurance agents. These are five-year options with vesting based on future performance. Forfeitures on agent options have been much higher than on other options.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

Fair values were estimated at grant date using a Black-Scholes option pricing model with the following weighted-average assumptions for the first quarters of 2006 and 2005: risk-free interest rates of 4.6% and 3.9%; volatility factors of the expected market price of the Company’s common stock of 0.20 and 0.21; and a weighted-average expected life of the options of 6.8 years and 7.8 years. An expected dividend yield of 2.86% and 3.28% was assumed for grants made in the first quarter of 2006 and 2005. In the first quarter of 2006, the volatility assumptions were determined using historical closing prices. In the first quarter of 2005, the volatility assumptions were determined using a 50/50 mix of historical and implied volatility.

Note 3. Income Taxes

The effective tax rate on net income is lower than the prevailing corporate Federal income tax rate principally from tax-preferred investment income and other investment credits. The Company earns tax-preferred investment income that does not change proportionately with the overall change in earnings or losses before Federal income taxes. In addition, the Internal Revenue Service recently completed its examination of tax years 2000-2003, and adjustments related to the completion of this audit also impacted the effective tax rate for the three months ended March 31, 2006.

Note 4. Comprehensive Loss

The components of comprehensive loss, net of related effects of DAC/VOBA and income taxes, are as follows:

	Three Months Ended March 31,
	2006	2005

Net income, as reported	$138	$161
Change in unrealized gains/losses on securities	(234)	(169)
Change in minimum pension liability	-	(1)
Change in the fair value of derivative financial instruments	-	(3)
Comprehensive loss	$(96)	$(12)

Note 5. Policy Liabilities

In June 2005, a life insurance subsidiary of the Company established a program for an unconsolidated special purpose entity, Jefferson-Pilot Life Funding Trust I (the Trust), to sell medium-term notes through investment banks to commercial investors. The notes are backed by funding agreements issued by this subsidiary. The funding agreements are investment contracts that do not subject the subsidiary to mortality or morbidity risk. The medium-term notes issued by the Trust are exposed to all the risks and rewards of owning the funding agreements that collateralize them. The funding agreements issued to the Trust are classified as a component of policy liabilities within the consolidated balance sheets. As spread products, funding agreements generate profit to the extent that the rate of return on the investments earned exceeds the interest credited and other expenses.

The subsidiary issued $300 of funding agreements in June 2005. The initial funding agreements were issued at a variable rate and provide for quarterly interest payments, indexed to the 3-month LIBOR plus 7 basis points, with principal due at maturity on June 2, 2008. Concurrent with this issuance, the subsidiary executed an interest rate swap for a notional amount equal to the proceeds of the funding agreements. The swap qualifies for cash flow hedge accounting treatment and converts the variable rate of the funding agreements to a fixed rate of 4.28%.

Note 6. Contingent liabilities

A life insurance subsidiary is a defendant in a proposed class action suit. The suit alleges that a predecessor company, decades ago, unfairly discriminated in the sale of certain small face amount life insurance policies, and unreasonably priced these policies. Management believes that the life company’s practices have complied with state insurance laws and intends to vigorously defend the claims asserted.

In the normal course of business, the Company and its subsidiaries are parties to various lawsuits. Because of the considerable uncertainties that exist, the Company cannot predict the outcome of pending or future litigation. However, management believes that the resolution of pending legal proceedings will not have a material adverse effect on the Company’s financial position or liquidity, although it could have a material adverse effect on the results of operations for a specific period.

Note 7. Retirement Benefit Plans

The following table illustrates the components of net periodic benefit cost for our pension plans:

	Three Months Ended March 31,
	2006	2005

Service cost	$4	$4
Interest cost	6	6
Expected return on plan assets	(8)	(8)
Amortization of net transition asset	-	-
Amortization of prior service cost	-	-
Amortization of net loss	1	-
Net periodic benefit cost	$3	$2

The Company expects to make contributions of $3 to $7 during 2006 related to our nonqualified plans. Contributions of $0 were made during the three months ended March 31, 2006.

Note 8. Segment Information

The Company has five reportable segments, which are defined based on the nature of the products and services offered: Individual Products, Annuity and Investment Products (AIP), Benefit Partners, Communications, and Corporate and Other. The segments remain as we described in our Form 10-K for 2005. The following tables summarize financial information of the reportable segments:

	March 31,	December 31,
	2006	2005
Assets
Individual Products	$19,958	$19,672
AIP	10,668	10,794
Benefit Partners	1,953	1,937
Communications	221	224
Corporate and Other	2,953	3,451
Total assets	$35,753	$36,078

	Three Months Ended March 31,
	2006	2005

Revenues
Individual Products	$460	$456
AIP	203	169
Benefit Partners	345	313
Communications	62	60
Corporate & Other	26	34
Realized investment gains (losses), before taxes	(7)	5
Total revenues	$1,089	$1,037

Total reportable segments results and reconciliation to net income
Individual Products	$74	$84
AIP	25	22
Benefit Partners	30	34
Communications	11	11
Corporate & Other	3	7
Total reportable segment results	143	158
Realized investment gains (losses), net of taxes	(5)	3
Net income	$138	$161

Default charges paid to the Corporate and Other segment for Individual, AIP and Benefit Partners were $6, $3, $1 for the three months ended March 31, 2006 and 2005.

Note 9. Subsequent Event

On October 10, 2005, LNC and the Company announced that they had entered into a definitive merger agreement. The transaction was approved by the shareholders of both companies and regulators and was completed on April 3, 2006. At closing, the Company’s shareholders received 1.0906 shares of LNC common stock or $55.96 in cash for each share of the Company’s common stock, at their election, but subject to proration. The aggregate amount of cash paid to the Company’s shareholders equaled $1.8 billion.